As filed with the Securities and Exchange Commission on July 19, 2018

Registration No. 333-221052

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CSX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization) 500 Water Street, 15th Floor, Jacksonville, Florida (Address of Principal Executive Offices)	62-1051971 (I.R.S. Employer Identification No.) 32202 (Zip Code)

CSX Special Executive Equity Award Program

(Full Title of the Plan)

Nathan D. Goldman

Executive Vice President, Chief Legal Officer

and Corporate Secretary

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

(Name and address of agent for service)

904-359-3200

(Telephone number, including area code, of agent for service)

Copies to:

Lawton B. Way, Esq.

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

CSX Corporation (“CSX” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-221052) (the “Prior Registration Statement”) to deregister all 8,000,000 shares of CSX common stock, $1.00 par value per share, that were registered for issuance pursuant to the CSX Special Executive Equity Award Program (the “Program”). No shares of CSX common stock were issued and there are no outstanding equity awards pursuant to the Program. CSX does not intend to make any future awards under the Program. Accordingly, the Prior Registration Statement is hereby amended to deregister all 8,000,000 shares of CSX common stock.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Prior Registration Statement, CSX is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under the CSX Corporation 2018 Employee Stock Purchase Plan. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Prior Registration Statement is also being filed to carry over to the New Registration Statement the $49,590.84 registration fee previously paid by CSX in connection with the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 19, 2018.

CSX CORPORATION

By:	/s/ NATHAN D. GOLDMAN
	Name:	Nathan D. Goldman
	Title:	Executive Vice President –Chief Legal Officer & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 19, 2018.

Signature	Title

/S/ JAMES M. FOOTE James M. Foote	Chief Executive Officer and Director (Principal Executive Officer)

/S/ FRANK A. LONEGRO Frank A. Lonegro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ANGELA C. WILLIAMS Angela C. Williams	Vice President and Controller (Principal Accounting Officer)

* Donna M. Alvarado	Director

* John B. Breaux	Director

* Pamela L. Carter	Director

* Steven T. Halverson	Director

* Paul C. Hilal	Director

* Edward J. Kelly, III	Director

* John D. McPherson	Director

* David M. Moffett	Director

* Dennis H. Reilley	Director

* Linda H. Riefler	Director

* J. Steven Whisler	Director

* John J. Zillmer	Director

* By:	/s/ NATHAN D. GOLDMAN
Nathan D. Goldman
Attorney-in-fact

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